UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

The First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Mississippi	000-22507	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Highway 98 West, Hattiesburg, Mississippi	39402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	FBMS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 22, 2024, The First Bancshares, Inc., a Mississippi corporation (the "Company") held a special meeting of its shareholders (the "Special Meeting"). Of the 31,205,432 shares of the Company's common stock issued and outstanding at the close of business as of September 12, 2024, the record date for the Special Meeting, 22,085,492 shares were represented in person or by proxy, representing approximately 70.77% of the outstanding shares as of the record date, constituting a quorum for all matters to be presented at the Special Meeting.

At the Special Meeting, the shareholders of the Company considered (1) a proposal to approve the Agreement and Plan of Merger, dated as of July 29, 2024, by and between the Company and Renasant Corporation, a Mississippi Corporation (the "Merger Proposal"), (2) a proposal to approve, on an advisory (non-binding) basis, the specified compensation that may become payable to named executive officers of the Company in connection with the merger (the "Advisory Proposal"), and (3) a proposal to adjourn the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the Merger Proposal (the "Adjournment Proposal").

The proposals, with the exception of Proposal 2, were approved by the required vote of the Company's shareholders at the special meeting. The final voting results are set forth below.

Proposal 1 - Merger Proposal

Votes For	Votes Against	Abstentions	Non-Votes
21,896,136.00	40,814.00	148,542.00	0

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Proposal 2 - Advisory Proposal

Votes For	Votes Against	Abstentions	Non-Votes
9,908,616.00	12,024,816.00	152,060.00	0

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was not approved.

Proposal 3 - Adjournment Proposal

Votes For	Votes Against	Abstentions	Non-Votes
19,031,756	2,936,422.00	117,314.00	0

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Completion of the proposed merger between the Company and Renasant Corporation remains subject to satisfaction or waiver of the closing conditions set forth in the Agreement and Plan of Merger, dated as of July 29, 2024, by and between the Company and Renasant Corporation.

Item 8.01 Other Events

On October 22, 2024, the Company issued a press release announcing the receipt of the requisite shareholder approvals for the proposed merger of Renasant Corporation and the Company pursuant to the Merger Agreement. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release The First Bancshares, Inc. dated October 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc.

Date: October 22, 2024

/s/ Donna T. (Dee Dee) Lowery
Name: Donna T. (Dee Dee) Lowery
Title: EVP and CFO